THIS CLASS B WARRANT CERTIFICATE MAY BE TRANSFERRED SEPARATELY FROM THE COMMON STOCK CERTIFICATE WITH WHICH IT IS INITIALLY ISSUED
EXERCISABLE ON OR BEFORE, AND VOID AFTER, 5:00 PM EST, _______, 2015

NEW GLOBAL ENERGY, INC.

CLASS B WARRANTS TO PURCHASE COMMON STOCK

Number [ ]	Warrants to purchase shares of common stock [ ]
CUSIP:
This certifies that

or assigns, is the owner of the number of Warrants set forth above, each of which represents the right to purchase from New Global Energy, Inc., a Wyoming corporation (the "Company"), at any time on or before 5:00 PM EST, __________, 2015, upon compliance with and subject to the conditions set forth herein, one share (subject to adjustments referred to below) of the Common Stock of the Company (such shares or other securities or property purchasable upon exercise of the Warrants being herein called the "Shares"), by surrendering this Warrant Certificate, with the Purchase Form on the reverse side duly executed, at the principal office of the Company, and by paying in full, in cash or by certified or official bank check payable to the order of the Company, the purchase price of $6.00 per share.
          Upon any exercise of less than all the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder a new Warrant Certificate in respect of the Warrants as to which this Warrant Certificate was not exercised.
          Upon the surrender for transfer or exchange hereof, properly endorsed, to the Company, the Company at its expense will issue and deliver to the order of the holder hereof a new Warrant Certificate or Warrant Certificates of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face hereof.
          The Warrant Certificates are issued only as registered Warrant Certificates. Until this Warrant Certificate is transferred in the Warrant Register, the Company may treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof and of the Warrants represented hereby for all purposes, notwithstanding any notice to the contrary.
          This Warrant Certificate is issued under the Registration Statement dated as of __________, 2012, and is subject to the terms and provisions contained in said Registration Statement, to all of which terms and provisions the registered holder of this Warrant Certificate consents by acceptance hereof. Copies of said Warrant Agreement are on file at the principal office of Company and may be obtained by writing to the Company.
          The number of Shares receivable upon the exercise of the Warrants represented by this Warrant Certificate and the purchase price per share are subject to adjustment upon the happening of certain events specified in the Registration Statement.

          No fractional Shares of the Company's Common Stock will be issued upon the exercise of Warrants. As to any final fraction of a share which a holder of Warrants exercised in the same transaction would otherwise be entitled to purchase on such exercise, the Company shall pay a cash adjustment in lieu of any fractional Share.
          The Warrants may be redeemed by the Company, in whole, at any time on or after issuance, and on or before ___________, 2015, at a redemption price of $0.10 per Warrant, upon notice of such redemption as set forth below, provided that (a) the last reported sale price of the Common Stock on a national securities exchange, if the Common Stock shall be listed or admitted to unlisted trading privileges on a national securities exchange, or (b) the closing bid price of the Common Stock on the NASDAQ system, if the Common Stock is not so listed or admitted to unlisted trading privileges, or (c) if the Common Stock trades over the counter but is not reported in the NASDAQ National Market System or traded on any national securities exchange, the average of the mean bid and asked prices per share, as reported by The National Quotation Bureau, Inc. or other generally accepted quotation service, has been at least $7.50 on each of the 20 consecutive trading days ending on the third day before notice of redemption is given. Notice of redemption shall be mailed not less than thirty (30) days prior to the date fixed for redemption to the holders of Warrants at their last registered addresses. If notice of redemption shall have been given as provided in the Warrant Agreement and cash sufficient for the redemption be deposited by the Company for that purpose, the exercise rights of the Warrants identified for redemption shall expire at the close of business on such date of redemption unless extended by the Company.
          This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of Common Stock of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, to exercise any preemptive right, or to receive any notice of, or to attend meetings of holders of Common Stock or any other proceedings of the Company.
          This Warrant Certificate shall be void and the Warrants and any rights represented hereby shall cease unless exercised on or before 5:00 PM EST, on __________, 2013, unless extended by the Company.

Dated: ____________, 2012

New Global Energy, Inc. Corporate Seal Wyoming

[Reverse of Warrant Certificate]

The Articles of Incorporation of the Company grants to the Board of Directors the power to issue one or more Series or Classes of Preferred Stock and to Fix the Designation and Powers, Preferences, Rights, Qualifications, Limitations, and Restrictions Relating to Shares of each such Series or Class. The Company will furnish to any Shareholder upon request and without charge a full statement of the Designation and Powers, Preferences, Rights, Qualifications, Limitations, and Restrictions of each Class or Series Authorized to be Issued, so far as they have been determined, and the Authority of the Board to determine the Designation and Powers, Preferences, Rights, Qualifications, Limitations, and Restrictions of Subsequent Classes or Series.

The Holder of this Warrant Certificate will be able to exercise the Warrants only if a current Prospectus relating to the Shares underlying the Warrants is then in effect and only if such Shares are Qualified for Sale or exempt from Qualification under the applicable Securities Laws of the states in which the Holder of this Warrant Certificate resides. Although the Company will use its best efforts to maintain the effectiveness of a current Prospectus covering the Shares underlying the Warrants, there can be no assurance that the Company will be able to do so, or to get any required Amendments declared effective by Federal or State authorities in a timely manner. The Company will be unable to issue Shares to those persons desiring to exercise their Warrants If a current Prospectus covering the Shares issuable upon the exercise of the Warrants is not kept effective or if such Shares are not qualified nor exempt from qualification in the states in which the Holders of the Warrants reside.

TO:   New Global Energy, Inc.

Purchase Form
(To be Executed by the Registered Holder in Order to Exercise Warrant Certificates)

The undersigned hereby irrevocably elects to exercise _____________* of the Warrants represented by the Warrant Certificate and to purchase for cash the Shares issuable upon the exercise of said Warrants, and herewith makes payment of $__________ therefor, and requests that certificates for such Shares shall be issued in the name of

(Please insert social security number or other identifying number of assignee)
Print name:

Address:

Date(s):

Signature(s):

* Insert here the number of Warrants evidenced on the face of this Warrant Certificate (or, in the case of a partial exercise, the portion thereof being exercised), in either case without making any adjustment for additional Common Stock or any other securities or property or cash which, pursuant to the adjustment provisions referred to in this Warrant Certificate, may be deliverable upon exercise.

Assignment Form
(To be Executed by the Registered Holder in Order to Transfer Warrant Certificates)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers ___________** of the Warrants represented by this Warrant Certificate unto

(Please insert social security number or other identifying number of assignee)
Print name:

Address:

and does hereby irrevocably constitute and appoint

Attorney to transfer this Warrant Certificate on the records of the Company with full power of substitution in the premises.
Date(s):

Signature(s):

** Insert here the number of Warrants evidenced on the face of this Warrant Certificate (or, in the case of a partial assignment, the portion thereof being assigned), in either case without making any adjustment for additional Common Stock or any other securities or property or cash which, pursuant to the adjustment provisions referred to in this Warrant Certificate, may be deliverable upon exercise.

NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate without alteration or any change whatever.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

Signature(s) guaranteed by: